Exhibit 10.3.2

Portions  of  this  exhibit  have  been  omitted   pursuant  to  a  request  for
confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks ("*****"), and the omitted text has been filed separately with the Securities and Exchange Commission.

              AMENDMENT No 1 TO CONTRACT Number T70309257 (IA 7-C9)

            This Amendment (the "Amendment") is made as of the 7th day of May 2004 ("Effective Date").

      WHEREAS, Andrita Studios, Inc., and Loral SpaceCom Corporation, d/b/a Loral Skynet ("Loral") executed an agreement for the provision of service on transponder 9 of the Telstar 7 satellite effective as of 20 November 2003 (the "Agreement");

      WHEREAS, Intelsat LLC, a company organized and existing under the laws of Delaware, acquired the assets of Loral effective 17 March 2004, and, in connection with that acquisition, the Agreement was assigned to Intelsat USA Sales Corp. ("Intelsat"), a company also organized and existing under the laws of Delaware effective on the same date, and Playboy has validly consented to said assignment;

      WHEREAS Telstar 7 has been renamed Intelsat Americas 7 (IA-7);

      WHEREAS Intelsat and CUSTOMER and now desire to amend certain terms of the Agreement;

      NOW THEREFORE, in consideration of the promises herein exchanged and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Terms and Conditions to the Agreement as described below:

A. All terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

B. All references to Skynet are replaced with "Intelsat," and all references to Telstar 7 are replaced with "IA-7".

C. Section 2 of the Agreement (Rates and Term of Service) is amended by adding:

  Quantity    Service              Satellite  Transponder       Term                        Monthly Rate
---------------------------------------------------------------------------------------------------------
1(one)        18.0 MHz             IA-7       C - 9             start:                      *****
              Non-preemptible                                   on or before 5/1/05*
                                                                End:
                                                                3 years from start date
                                                                with option to extend
                                                                Service for 2 additional
                                                                years with written notice
                                                                to Intelsat no later than
                                                                60 days prior to end of
                                                                current term


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

* CUSTOMER may activate this Service ("Additional Service") before 1 May 2005 by giving 45 days' written notice to Intelsat in advance. If Intelsat does not receive an activation notice relating to the capacity indicated above, such capacity shall be activated on 1 May 2005, and billed accordingly.

            Once the Additional Service has been activated, but in no event prior to January 5, 2005, Intelsat may migrate the entire Service provided under the Agreement to the Intelsat 13 satellite (IA-13) by giving CUSTOMER 100 days' written notice in advance. Intelsat agrees that the polarity of the transponder service on IA-13 shall be the same as was provided on IA-7. In order to ensure continuity of service, Intelsat shall provide satellite capacity on IA-13 and Intelsat shall downlink CUSTOMER's entire 36 MHz Service from IA-7 and re-uplink the Service to IA-13 for a period of 30 days prior to CUSTOMER's end of operation on IA-7 at no additional cost to CUSTOMER to support dual illumination on IA-7 and IA-13 (the "Dual Illumination Period.") In the event Intelsat elects to commence a dual illumination as provided for above prior to the Dual Illumination Period, then Intelsat may do so at any time at its sole expense. Intelsat may elect to migrate the entire 36 MHz Service only if the parties have agreed to a mutually acceptable antenna and/or hardware program to provide for cable system access to services on IA-13.

D.    Section 7(ii) of the Agreement is deleted and replaced with:

      If to Intelsat: Director, Contracts
                      Intelsat
                      3400 International Drive NW
                      Washington, D.C. 20008
                      Tel: 202 944 7200

      With a copy to: General Counsel

            Except as herein amended, all other provisions of the Agreement shall remain in full force and effect. In the event of any conflict between the terms of this Amendment and those of the Agreement, the terms of this Amendment shall supersede those of the Agreement and exclusively govern the matter in question.

            IN WITNESS WHEREOF, the Parties hereto have executed or caused to be executed this Amendment as of the Effective Date first written above.

INTELSAT USA SALES CORP.


BY: /s/ Stephen Spengler
    ----------------------------
        Stephen Spengler
        Director and President


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

ANDRITA STUDIOS, INC.


BY: /s/ Alexandra Atkins Shepard
    --------------------------------
Alexandra Atkins Shepard
Vice President


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